UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: October 14, 2014
(Date of earliest event reported)

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Blvd., Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)

(408) 765-8080
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Intel Corporation for the quarter ended September 27, 2014 and forward-looking statements relating to the fourth quarter of 2014 as presented in a press release of October 14, 2014. This Exhibit 99.1, which discloses financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), also includes a reconciliation for non-GAAP financial measures for gross cash, net cash and other longer term investments, which non-GAAP terms were used in Intel’s Q3 2014 earnings conference. The “Supplemental Reconciliations of GAAP to Non-GAAP Results” is included in the tables of Exhibit 99.1 and sets forth how management uses these non-GAAP measures and the reasons why management views these measures as providing useful information for investors. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and the financial results calculated in accordance with GAAP and reconciliations from Intel’s results should be carefully evaluated.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary by Stacy J. Smith, Executive Vice President and Chief Financial Officer of Intel Corporation for the quarter ended September 27, 2014 and forward-looking statements relating to 2014 and the fourth quarter of 2014 as posted on the company’s investor website, intc.com, on October 14, 2014.

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date:	October 14, 2014	By:	/s/ Cary I. Klafter
Cary I. Klafter
Corporate Secretary